                                                                     Exhibit 2.1

                                 Agreement and
                            Plan of Reorganization


     Whereas, this Agreement and Plan of Reorganization ("Agreement"), dated as of December 26, 2000, between The Rouse Company, a Maryland corporation ("Rouse"), and The Rouse Company Incentive Compensation Statutory Trust ("Shareholder"), being the owner of record of ninety-one (91) shares of the issued and outstanding Class A Common Stock of each of Howard Research and Development Corporation, The Hughes Corporation, and Rouse Property Management, Inc., individually hereinafter referred to a (PSS) and collectively as ("PSSs").

     Whereas, Rouse wishes to acquire and the Shareholder wishes to transfer all of the Shareholder's stock in PSSs in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code, as amended.

     Now, Therefore, Rouse and the Shareholder adopt this plan of reorganization and agree as follows:


                         Section 1 -- Exchange of Stock

     1.1 Number of Shares. The Shareholder agrees to transfer to Rouse at the Closing the number of shares of Class A Common Stock of the PSSs, $0.01 par value per share, shown in Exhibit A, in exchange for an aggregate of approximately 120,790 shares (exact number of shares to be determined based on closing Rouse stock price on December 29, 2000) of voting common stock of Rouse, $0.01 par value per share, to be delivered at the Closing to the Shareholder. The transfer of the voting common stock by Rouse shall be effected by the delivery to the Shareholder at Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all necessary transfer tax and other revenue stamps, acquired at Rouse's expense, affixed.

     1.2 Delivery of Certificates by Shareholder. The transfer of PSS shares by the Shareholder shall be effected by the delivery to Rouse at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank, with all necessary transfer tax and other revenue stamps, acquired at the Shareholder's expense, affixed.

     1.3 Further Assurances. At the Closing and from time to time thereafter, the Shareholder and Rouse shall execute such additional instruments and take such other action as either party may request in order more effectively to sell, transfer, and assign the transferred stock to the Shareholder and Rouse and to confirm such party's title thereto.

     1.4 Changes in Rouse's Capitalization. If between the date of this Agreement and the Closing, the outstanding shares of Rouse common stock are, without the receipt of new consideration by Rouse, increased, decreased, changed into, or exchanged for a different number or kind of shares or securities of Rouse through reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar change in Rouse's capitalization, Rouse will issue and deliver to the Shareholder in addition to or in lieu of the Rouse Shares specified in Section 1.1, voting stock of Rouse in equitably adjusted amounts. In the event of any such change in Rouse's capitalization, all references to Rouse shares herein shall refer to the number of Rouse shares at thus adjusted.


                              Section 2 -- Closing

     The Closing contemplated by Section 1.1 shall be held at the principal offices of Rouse, 10275 Little Patuxent Parkway, Columbia, Maryland, on January 2, 2001, unless another place or time is agreed upon writing by the parties.


         Section 3--Representations and Warranties of the Shareholder

     The Shareholder represents and warrants to Rouse as follows:

     3.1 Corporate Status. The PSSs are each a corporation duly organized, validly existing, and in good standing under the laws of the state(s) of their incorporation and are licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     3.2 Capitalization. The authorized capital stock of each PSS consists of one hundred (100) shares of Class A Common Stock, having a par value of $0.01 per share, of which one hundred (100) shares are issued and outstanding, all fully paid and nonassessable, and nine thousand (9,000) shares of Class B Common Stock, having a par value of $0.01 per share, of which nine thousand (9,000) shares are issued and outstanding, all fully paid and nonassessable.

     3.3 Financial Statements. The audited financial statements of each PSS furnished to Rouse, consisting of balance sheets as of December 31, 1999 and 1998, and related statements of income for the periods then ended, and the unaudited balance sheet as of September 30, 2000 ("PSS' Latest Balance Sheet"), and the related statement of income, are correct and fairly present the financial condition of each PSS as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

     3.4 Undisclosed Liabilities. Each PSS had no liabilities of any nature except to the extent reflected or reserved against in its PSS' Latest Balance Sheet, whether accrued, absolute, contingent, or otherwise, including, without limitation, tax liabilities and interest due or to become due, and each PSS' accounts receivable are collectible in accordance with the terms of such accounts, except to the extent of the reserve therefor in each PSS' Latest Balance Sheet.

     3.5 Interim Changes. Between January 2, 2000, and the date of this Agreement, there have not been, except as set forth in a list certified by the president of each PSS and delivered to Rouse, (1) any changes in each PSS' financial condition, assets, liabilities, or business which, in the aggregate, have been materially adverse; (2) any damage, destruction, or loss of or to each PSS' property, whether or not covered by insurance; (3) any declaration or payment of any dividend or other distribution in respect of each PSS' capital stock (other than Year 2000 common stock dividends), or any direct or indirect redemption, purchase, or other acquisition of any such stock; or (4) any increase paid or agreed to in the compensation, retirement benefits, or other commitments to employees.

     3.6 Title to Property. Each PSS has good and marketable title to all properties and assets, real and personal, reflected in each PSS' Latest Balance Sheet, except as since sold or otherwise disposed of in the ordinary course of business, and each PSS' properties and assets are subject to no mortgage, pledge, lien, or encumbrance, except for liens shown therein, with respect to which no default exists.

     3.7 Access to Records, and So Forth. From the date of this Agreement to the Closing, the Shareholder will cause the PSSs (1) to give to Rouse and its representatives full access during normal business hours to all of its offices, books, records, contracts, and other corporate documents and properties so that Rouse may inspect and audit them and (2) to furnish such information concerning the PSS' properties and affairs as Rouse may reasonably request.

     3.8 Title to Shares. The Shareholder is the owner, free and clear of any liens and encumbrances, of the number of each of the PSS shares which the Shareholder has contracted to exchange.

     3.9 General Release. As of the date of the Closing, PSSs and the Shareholder will execute a mutual release of all claims in the form attached hereto as Exhibit B.


       Section 4 -- Representations, Warranties, and Covenants of Rouse

     Rouse represents and warrants to, and covenants with, the Shareholder as follows:

     4.1 Corporate Status. Rouse is a corporation duly organized, validly existing, and in good standing under the laws of the State of Maryland and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

     4.2 Capitalization. The authorized capital stock of Rouse consists of those shares of capital stock which are set forth as issued and outstanding in filings made with the Securities and Exchange Commission.

     4.3 Financial Statements. The audited financial statements of Rouse furnished to the Shareholder, consisting of balance sheets as of December 31, 1999, 1998 and 1997, and related statements of income for the periods then ended, and the unaudited balance sheet as of September 30, 2000 ("Rouse's Latest Balance Sheet"), and the related statement of income, are correct and fairly present the financial condition of Rouse as of the dates and for the periods involved, and such statements were prepared in accordance with generally accepted accounting principles consistently applied.

     4.4 Investment Intent. Rouse is acquiring the PSSs shares to be transferred to it under this Agreement for investment and not with a view to the sale or distribution thereof, and Rouse has no commitment or present intention to liquidate PSSs or to sell or otherwise dispose of this stock.

     4.5 Corporate Authority. Rouse has full corporate power and authority to enter into this Agreement and to carry out its obligations hereunder, and will deliver to the Shareholder at the Closing a certified copy of resolutions of its board of directors authorizing execution of this Agreement by its officers and performance thereunder.

     4.6 Due Authorization. Execution of this Agreement and performance by Rouse hereunder has been duly authorized by all requisite corporate action on the part of Rouse, and this Agreement constitutes a valid and binding obligation of Rouse; performance hereunder will not violate any provision of Rouse's Articles of Incorporation, Bylaws, agreements, mortgages, or other commitments.

     4.7 Title to Shares. Rouse is the owner, free and clear of any liens and encumbrances, of the number of Rouse shares which Rouse has contracted to exchange.

     4.8 General Release. As of the date of Closing, PSS and the Shareholder will execute a mutual release of all claims in the form attached hereto as Exhibit B.

                Section 5 -- Conduct of PSS Pending the Closing

     The Shareholder agrees that PSSs will conduct itself in the following manner pending the closing:

     5.1 Certificate of Incorporation and Bylaws. No change will be made in individual PSS' certificate of incorporation or bylaws.

     5.2 Capitalization, and So Forth. PSSs will not make any change in its authorized or issued capital stock, declare or pay any dividend or other distribution (other than Year 2000 common stock dividends), or issue, encumber, purchase, or otherwise acquire any of its capital stock.

     5.3 Conduct of Business. PSSs will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not, without the written consent of Rouse, enter into any material commitment except in the ordinary course of business.


               Section 6 -- Conduct of Rouse Pending the Closing

     Rouse agrees that between the date hereof and the Closing:

     Issue of Rouse Common Stock. Rouse will provide for the transfer as of the Closing Date of approximately 120,790 shares (exact number of shares to be determined based on the closing price of Rouse common stock on December 29,
2000) of Rouse Common Stock in exchange for the shares of PSSs Common Stock.


                    Section 7 -- Conditions Precedent -- Rouse

     All obligations of Rouse under this Agreement are subject, at Rouse's option, to the fulfillment, before or at the Closing, of each of the following conditions:

     7.1 Representations and Warranties True at Closing. The Shareholder's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects.

     7.2 Due Performance. The Shareholder shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

     7.3 Books and Records. The Shareholder shall have caused each PSS to make available to Rouse all books and records of each PSS, including minute books and stock transfer records.

     7.4 Revocation of Prior Authorizations. The Shareholder shall have delivered to Rouse certified copies of resolutions of each PSS' board of directors revoking as of the Closing all prior authorizations, powers of attorney, designations, and appointments relating to the signing of checks, borrowing of funds, access to corporate safe-deposit boxes and other similar matters, to the extent requested by Rouse.

     7.5 Resignations. There shall have been delivered to Rouse the signed resignations of such directors of each PSS as Rouse shall request, dated as of the Closing.

              Section 8 -- Conditions Precedent; The Shareholder

     All obligations of the Shareholder under this Agreement are subject, at its option, to the fulfillment, before or at the Closing, of each of the following conditions:

     8.1 Representations and Warranties True at Closing. Rouse's representations and warranties contained in this Agreement shall be deemed to have been made again at and as of the Closing and shall then be true in all material respects.

     8.2 Due Performance. Rouse shall have performed and complied with all the terms and conditions required by this Agreement to be performed or complied with by it before the Closing.

     8.3 Officers' Certificate. The Shareholder shall have been furnished with a certificate signed by an officer and secretary (or assistant secretary) of Rouse, dated as of the Closing, certifying (1) to the effects set out in Sections 6.1 and 11.10 and (2) that since December 26, 2000, there has been no material adverse change in the financial condition, business, or properties of Rouse and its subsidiaries taken as a whole.


                         Section 9 -- Indemnification

     9.1 Indemnification of Rouse. Each Shareholder agrees to indemnify Rouse against any loss, damage, or expense (including reasonable attorney fees) suffered by Rouse from (1) any breach by the Shareholder of this Agreement or
(2) any inaccuracy in or breach of any of the representations, warranties, or covenants by the Shareholder herein, provided, however, that (a) Rouse shall be entitled to assert rights of indemnification hereunder only if and to the extent that it suffers losses, damages, and expenses (including reasonable attorney fees) exceeding $50,000 in the aggregate and (b) Rouse shall give notice of any claims hereunder within twenty-four months beginning on the date of the Closing. No loss, damage, or expense shall be deemed to have been sustained by Rouse to the extent of insurance proceeds paid to, or tax benefits realizable by, Rouse or any PSS as a result of the event giving rise to such right to indemnification.

     9.2 Indemnification of Shareholder. Rouse agrees to indemnify each Shareholder against any loss, damage, or expense (including reasonable attorney fees) suffered by any of the Shareholder from (1) any breach by Rouse of this Agreement or (2) any inaccuracy in or breach of any of Rouse's representations, warranties, or covenants herein.

     9.3 Defense of Claims. Upon obtaining knowledge thereof, the indemnified party shall promptly notify the indemnifying party of any claim which has given or could give rise to a right of indemnification under this Agreement. If the right of indemnification relates to a claim asserted by a third party against the indemnified party, the indemnifying party shall have the right to employ counsel acceptable to the indemnified party to cooperate in the defense of any such claim. As long as the indemnifying party is defending any such claim in good faith, the indemnified party will not settle such claim. If the indemnifying party does not elect to defend any such claim, the indemnified party shall have no obligation to do so.


                           Section 10 -- Termination

     This Agreement may be terminated (1) by mutual consent in writing; (2) by either the Shareholder or Rouse if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; or (3) by either the Shareholder or Rouse if the Closing shall not have taken place, unless adjourned to a later date by mutual consent in writing, by January 31, 2001.


                       Section 11 -- General Provisions

     11.1 Further Assurances. At any time, and from time, after the Effective Date, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

     11.2 Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

     11.3 Brokers. Each party represents to the other party that no broker or finder has acted for it in connection with this Agreement and agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by it.

     11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

           The Rouse Company
           10275 Little Patuxent Parkway
           Columbia, Maryland
           Attn:  General Counsel
           Fax:  410-992-6392

           The Rouse Company
           Incentive Compensation Statutory Trust
           10275 Little Patuxent Parkway
           Columbia, Maryland

           Attn:  Jeffrey H. Donahue
           Fax:  410-964-3412

     11.5 Entire Agreement. This Agreement constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

     11.6 Headings. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

     11.7 Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Maryland.

     11.8 Assignment. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this Agreement without the written consent of the other party shall be void.

     11.9 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     11.10 Listing. Upon demand by Shareholder, Rouse will register the subject shares of Rouse Common Stock pursuant to a customary rights and registration agreement.

                         The Rouse Company



                         By:______________________________________________
                         Gordon H. Glenn, Vice President & General Counsel



                         The Rouse Company Incentive Compensation
                           Statutory Trust


                         By:______________________________________________
                         Jeremiah E. Casey, Trustee

                         By:______________________________________________
                         Rohit M. Desai, Trustee


                         By:______________________________________________
                         Jeffrey H. Donahue, Trustee

                                   Exhibit A

                                                                                  No. of PSS            No. of Rouse
                                                              Taxpayer           Shares To be           Shares To Be
Name of Shareholder         Address                            ID No.            Transferred              Received
                                                                                  91 Class A
                                                                                Common Shares
                                                                                  of Howard
The Rouse Company                                                                 Research &
Incentive Compensation      10275 Little Patuxent Parkway                        Development               82,220
Statutory Trust             Columbia, MD  21044              52-2069348          Corporation



                                                                                  91 Class A
The Rouse Company                                                               Common Shares
Incentive Compensation      10275 Little Patuxent Parkway                       of The Hughes              36,650
Statutory Trust             Columbia, MD  21044              52-2069348          Corporation

                                                                                  91 Class A
                                                                                Common Shares
The Rouse Company                                                                  of Rouse
Incentive Compensation      10275 Little Patuxent Parkway                          Property                 1,920
Statutory Trust             Columbia, MD  21044              52-2069348        Management, Inc.            ------

                                                                               Total                      120,790*
                                                                                                          =======

*Approximate. Exact number of shares to be determined using December 29, 2000 closing price of Rouse common stock.

                                   Exhibit B

     Agreement made this 26th of December, 2000, between Howard Research and Development Corporation, The Hughes Corporation, and Rouse Property Management, Inc., individually hereinafter referred to as ("PSS") and collectively as ("PSSs"), and The Rouse Company Incentive Compensation Statutory Trust (the "Shareholder"), being the owner of ninety-one (91) shares of the issued and outstanding Class A Common Stock of each PSS.

     As of the date hereof, each PSS hereby releases the Shareholder and the Shareholder hereby releases each PSS from all claims of every kind and description, known and unknown, without regard to the capacity in which such claims may have arisen.

                               HOWARD RESEARCH & DEVELOPMENT
                               CORPORATION



                               By:______________________________________________
                               Gordon H. Glenn, Vice President & General Counsel



                               THE HUGHES CORPORATION



                               By:______________________________________________
                               Gordon H. Glenn, Vice President & General Counsel



                               ROUSE PROPERTY MANAGEMENT, INC.



                               By:______________________________________________
                               Gordon H. Glenn, Vice President & General Counsel

                               The Rouse Company Incentive
                                 Statutory Trust


                               By:______________________________________________
                               Jeremiah E. Casey, Trustee


                               By:______________________________________________
                               Rohit M. Desai, Trustee


                               By:______________________________________________
                               Jeffrey H. Donahue, Trustee

                                      -3-